Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Third Quarter and Nine Month Results

November 15, 2010 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced financial results for the third quarter and first nine months of 2010.

“The third quarter of 2010 saw a decline in single family housing starts of 13.5% primarily driven by the federal home buyer tax credit, which expired on April 30th of this year, thus having the effect of pulling market demand forward into the first half of the year,” said Gary E. Robinette, President and CEO of Ply Gem.

        “As a result of the decline in building and remodeling activity, our sales for the third quarter were down just 8.2% which we believe is comparable to the industry.  With the volatility in market demand that occurred following the expiration of the federal home buyer tax credit program, it is our view that the most meaningful evaluation of Ply Gem’s year-over-year performance is to look at our results for the first nine months of the year. Given the continued depressed state of the U.S. economy and its impact on a future recovery in the housing market, Ply Gem will continue its focus on maintaining a lean overall cost structure while maximizing cash flow and striving to outperform the marketplace in all business units, which will ensure that Ply Gem emerges stronger as the general economy and housing market recover,” concluded Mr. Robinette.

Financial highlights of Ply Gem’s nine months results included:
•	Net sales for the first nine months of 2010 were $775.4 million, higher than the comparable prior period net sales of $736.8 million by $38.6 million, or 5.2%.
•	Operating earnings for the first nine months of 2010 improved $23.2 million to $51.2 million compared to operating earnings of $28.0 million for the first nine months of 2009.
•	Adjusted EBITDA for the first nine months of 2010 was $98.6 million compared to Adjusted EBITDA of $85.9 million for the first nine months of 2009.

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of residential exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl and aluminum soffit and siding accessories, aluminum trim coil, vinyl and composite fencing and railing, stone veneer, vinyl windows and doors, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors used in both new construction and home repair and remodeling in the United States and Western Canada.  Ply Gem siding brands include Mastic Home Exteriors™, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief® and Monticello® Columns.  Ply Gem windows and patio door brands include Ply Gem® Windows, Ply Gem® Canada and Great Lakes® Window. The Company's brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,300 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on November 15, 2010 at 10:00 a.m. EST to report third quarter results.  To participate please call 866-804-6921 and use call confirmation number 95358838.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include, but are not limited to, our high degree of leverage and significant debt service obligations, restrictions under the indentures governing our senior secured notes and senior subordinated notes and restrictions under our senior secured asset-based revolving credit facility, the competitive nature of our industry, changes in the availability and cost of raw materials, changes in interest rates, changes in home repair and remodeling market conditions, changes in new home construction market conditions, changes in general economic conditions, changes in our relationships with our significant customers and other factors set forth under Risk Factors in our Annual Report on Form 10-K.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands)	October 2, 2010	October 3, 2009

Net sales	$269,545	$293,469
Costs and expenses:
Cost of products sold	206,902	216,091
Selling, general and administrative expenses	31,265	33,482
Amortization of intangible assets	6,792	4,916
Total costs and expenses	244,959	254,489
Operating earnings	24,586	38,980
Foreign currency gain	104	242
Interest expense	(29,771)	(32,609)
Interest income	19	32
Income (loss) before provision for income taxes	(5,062)	6,645
Provision for income taxes	1,332	2,260
Net income (loss)	$(6,394)	$4,385

	For the nine months ended
(Amounts in thousands)	October 2, 2010	October 3, 2009

Net sales	$775,410	$736,796
Costs and expenses:
Cost of products sold	605,295	583,613
Selling, general and administrative expenses	98,570	110,452
Amortization of intangible assets	20,377	14,734
Total costs and expenses	724,242	708,799
Operating earnings	51,168	27,997
Foreign currency gain	330	84
Interest expense	(93,985)	(99,489)
Interest income	127	180
Gain on extinguishment of debt	98,187	-
Income (loss) before provision (benefit) for income taxes	55,827	(71,228)
Provision (benefit) for income taxes	8,528	(12,096)
Net income (loss)	$47,299	$(59,132)

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2009 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of October 2, 2010, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, and gain on extinguishment of debt.  Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies.  Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	October 2, 2010	October 3, 2009
Net income (loss)	$(6,394)	$4,385
Interest expense, net	29,752	32,577
Provision for income taxes	1,332	2,260
Depreciation and amortization	15,133	14,185
Non cash gain on currency transaction	(104)	(242)
Customer inventory buyback	117	3,243
Restructuring/integration expense	405	1,189
Adjusted EBITDA	$40,241	$57,597

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the nine months ended
	October 2, 2010	October 3, 2009
Net income (loss)	$47,299	$(59,132)
Interest expense, net	93,858	99,309
Provision (benefit) for income taxes	8,528	(12,096)
Depreciation and amortization	46,298	42,269
Non cash gain on extinguishment of debt	(98,187)	-
Non cash gain on currency transaction	(330)	(84)
Customer inventory buyback	493	6,753
Restructuring/integration expense	594	8,874
Adjusted EBITDA	$98,553	$85,893

3.            Long-term debt amounts in the selected balance sheets at October 2, 2010 and December 31, 2009 consisted of the following:

	October 2, 2010	December 31, 2009
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$40,000	$25,000
9.00% Senior subordinated notes due 2012, including
unamortized premium of $0 and $105	-	360,105
11.75% Senior secured notes due 2013, net of
unamortized discount of $7,938 and $9,708	717,062	715,292
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $3,703 and $0	146,297	-
Less:	$903,359	$1,100,397
9.00% Senior subordinated notes due to related parties,
including unamortized premium of $0 and $82	-	281,376
	$903,359	$819,021

4.            The following is a summary of selected balance sheet amounts at October 2, 2010 and December 31, 2009:

	October 2, 2010	December 31, 2009
	(Amounts in thousands)

Cash and cash equivalents	$17,429	$17,063
Accounts receivable, less allowances	136,076	94,428
Inventories	111,267	98,080
Prepaid expenses and other current assets	11,315	19,448
Property and equipment, net	121,645	141,702
Intangible assets, net	153,687	174,064
Goodwill	393,152	392,838
Accounts payable	66,900	52,833
Long-term debt due to related parties	-	281,376
Long-term debt	903,359	819,021
Stockholder's deficit	(153,529)	(313,482)